Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to (Form S-8 No. 33-01249) The Andersons, Inc. Long-Term Performance Compensation Plan and (Form S-8 No. 33-00233) The Andersons, Inc.
Employee Share Purchase Plan of The Andersons, Inc., of our report dated February 2, 1996 with respect to the consolidated statements of The Andersons, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                              \s\Ernst & Young LLP

Toledo, Ohio
March 28, 1996